Exhibit 4: Segment Information - Nine Months Ended September 30, 2007

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Spirits		Others
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	162.200	152.304	45.043	39.006	116.397	109.441	60.980	57.244	28.057	25.094	7.837	7.672
Other products	2.965	2.786	544	130	677	533	4.750	3.550	303	249	0	0
Total	165.165	155.090	45.588	39.136	117.074	109.974	65.730	60.794	28.360	25.343	7.837	7.672
% change	6,5%		16,5%		6,5%		8,1%		11,9%		2,2%

Cost of sales	(63.913)	(58.997)	(23.814)	(19.404)	(56.749)	(53.740)	(41.325)	(42.308)	(15.804)	(15.486)	(5.028)	(4.779)
% of sales	38,7%	38,0%	52,2%	49,6%	48,5%	48,9%	62,9%	69,6%	55,7%	61,1%	64,2%	62,3%

SG&A	(57.389)	(57.390)	(20.229)	(18.497)	(50.233)	(48.662)	(19.806)	(17.074)	(10.301)	(9.652)	(1.318)	(1.498)
% of sales	34,7%	37,0%	44,4%	47,3%	42,9%	44,2%	30,1%	28,1%	36,3%	38,1%	16,8%	19,5%

Operating profit	43.863	38.703	1.545	1.235	10.092	7.572	4.598	1.412	2.255	205	1.491	1.395
% change	13,3%		25,2%		33,3%		225,6%		1002,5%		6,9%
% of sales	26,6%	25,0%	3,4%	3,2%	8,6%	6,9%	7,0%	2,3%	8,0%	0,8%	19,0%	18,2%

Depreciation	14.462	14.477	4.265	4.456	7.471	7.971	4.124	3.934	1.169	787	1.265	996
Amortization	14	1	111	124	-	1	292	293	20	42	-	-
EBITDA	58.339	53.180	5.921	5.814	17.562	15.543	9.014	5.638	3.444	1.034	2.756	2.391
% change	9,7%		1,8%		13,0%		59,9%		233,2%		15,3%
% of sales	35,3%	34,3%	13,0%	14,9%	15,0%	14,1%	13,7%	9,3%	12,1%	4,1%	35,2%	31,2%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Spirits
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	3.339.192	3.211.338	1.810.326	1.598.673	3.756.307	3.631.023	701.524	651.115	156.969	147.247
% change	4,0%		13,2%		3,5%		7,7%		6,6%

					Soft Drinks		Chile - Domestic
					2.515.852	2.436.669	374.899	350.461
					3,2%		7,0%
					Nectars		Chile - Bottled Exports
					475.854	388.501	289.283	270.355
					22,5%		7,0%
					Mineral Water
					764.601	805.853	Argentina
					-5,1%		37.342	30.298
							23,2%

* Volumes include exports of 127,468 HL (34,470 HL to Chile) and 50,370 HL (25,768 HL to Chile) in 2007 and 2006, respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 66 million and 64 million in 2007 and 2006, respectively.
*** Volumes do not include bulk volumes of 84,524 HL (84,274 HL from Chile exports and 250 HL from Argentina) and 45,170 HL (45,170 HL from Chile exports and 0 HL from Argentina ) in 2007 and 2006, respectively.
					Total		Total
Price (Ch$ / HL)	48.575	47.427	24.881	24.399	30.987	30.141	86.925	87.917	178.741	170.422
% change (real)	2,4%		2,0%		2,8%		-1,1%		4,9%

					Soft Drinks		Chile - Domestic
					30.032	29.227	54.605	60.992
					2,8%		-10,5%
					Nectars		Chile - Bottled Exports
					43.384	43.553	124.286	120.545
					-0,4%		3,1%
					Mineral Water
					26.413	26.437	Argentina
					-0,1%		121.970	108.224
							12,7%